Exhibit 99.1

Investor Relations

News from Aon

Aon Reports First Quarter 2017 Results

First Quarter Key Metrics From Continuing Operations

•	Reported revenue increased 5% to $2.4 billion, with organic revenue growth of 4%

•	Operating margin decreased 410 basis points to 14.4%, and operating margin, adjusted for certain items, increased 220 basis points to 22.3%

•	EPS decreased 15% to $0.94, and EPS, adjusted for certain items, increased 20% to $1.45

•	For the first three months of 2017, cash flow from operations increased $38 million, or 26%, to $182 million, and free cash flow increased $41 million, or 38%, to $148 million

First Quarter Highlights

•	Repurchased 1.1 million Class A Ordinary Shares for approximately $125 million

•
Subsequent to the close of the quarter, the Company closed its sale of the Benefits Administration and HR Business Process Outsourcing (BPO) platform for cash consideration of $4.3 billion and additional consideration of up to $500 million

•	Subsequent to the close of the quarter, the company announced a 9% increase to its quarterly cash dividend

LONDON - May 9, 2017 - Aon plc (NYSE: AON) today reported results for the three months ended March 31, 2017.

Net income attributable to Aon shareholders was $291 million, or $1.09 per share, compared to $325 million, or $1.19 per share, in the prior year period. Net income per share attributable to Aon shareholders, adjusted for certain items, increased 17% to $1.63, compared to $1.39 in the prior year period. Net income from continuing operations was $265 million, or $0.94 per share, compared to $312 million, or $1.10 per share, in the prior year period. Net income per share from continuing operations, adjusted for certain items, increased 20% to $1.45, compared to $1.21 in the prior year period. Certain items that impacted first quarter results and comparisons with the prior year period are detailed in the “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 10 of this press release.

“Our first quarter results reflect a strong start to the year driven by investments in our client-serving capabilities and operating model. Organic growth of 4% is the strongest start to the year since 2012, adjusted operating margins expanded by 220 basis points, and earnings per share from continuing operations increased 20% driven by effective operational and capital management,” said Greg Case, President and Chief Executive Officer. “With the recently completed divestiture of our outsourcing platform, we have taken another meaningful step in a decade long strategy that has produced exceptional results for clients and shareholders. As a leading global professional services firm, we are operating from a position of strength. With strong free cash flow generation and roughly $3 billion of incremental transaction proceeds, we have significant financial flexibility to invest in high-growth high-margin areas across our industry-leading portfolio, invest in our operating model and to return capital to shareholders.”

FIRST QUARTER FINANCIAL SUMMARY
The first quarter financial results discussed herein represent performance from continuing operations unless otherwise noted.

Total revenue in the first quarter increased 5% to $2.4 billion, compared to the prior year period driven primarily by 4% organic revenue growth in commissions and fees and 3% increase in commissions and fees related to acquisitions, net of divestitures, partially offset by a 2% unfavorable impact from foreign currency translation.

Total operating expenses increased 10% to $2.0 billion compared to the prior year period due primarily to $144 million of restructuring costs, a $60 million increase in operating expenses related to acquisitions, net of divestitures, and an increase in expense to support 4% organic revenue growth, partially offset by a $42 million favorable impact from currency translation, a $12 million decrease in expense related to certain hedging programs, and $11 million of savings related to restructuring activities and operational initiatives.

Restructuring expenses were $144 million primarily driven by workforce reductions. The Company expects to invest $900 million in total cash over a three-year period, excluding $50 million of non-cash charges, in driving one operating model across the firm. This includes an estimated investment of $700 million of cash restructuring charges and $200 million of capital expenditures. To date, the Company has incurred 19% of the total estimated restructuring charges. An analysis of restructuring-related costs by type is detailed on page 13 of this press release.

Restructuring savings in the first quarter related to restructuring activities and other operational initiatives are estimated at $11 million. Before any potential reinvestment of savings, restructuring activities and other operational initiatives are expected to deliver run-rate savings of $400 million annually by the end of 2019. To date, the Company has achieved 3% of the total estimated restructuring related savings.

Foreign currency exchange rates in the first quarter had an immaterial impact per share, or $1 million pretax unfavorable impact on U.S. GAAP net income, and a $0.01 per share, or $3 million pretax, unfavorable impact on adjusted net income if the Company were to translate prior year quarter results at current quarter foreign exchange rates.

Effective tax rate used in the U.S. GAAP financial statements in the first quarter was 0.1%, compared to the prior year quarter of 15.9%. After adjusting to exclude the applicable tax impact associated with intangible asset amortization, restructuring charges and anticipated non-cash pension settlements in the fourth quarter, the adjusted effective tax rate for the first quarter of 2017 was 11.1% compared to 15.7% in the prior year quarter, primarily due to a $29 million, or $0.11 per share benefit from the required change in accounting for share-based compensation. The new guidance for share-based compensation requires all excess tax benefits and tax deficiencies to be recognized as income tax expense or benefit in the income statement and treated as discrete items in the reporting period. These adjustments are discussed in “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 10 of this press release.

Average diluted shares outstanding decreased to 267.0 million in the first quarter compared to 273.7 million in the prior year quarter. The Company repurchased 1.1 million Class A Ordinary Shares for approximately

$125 million in the quarter. As of March 31, 2017, the Company had $7.7 billion of remaining authorization under its share repurchase program.

FIRST QUARTER CASH FLOW SUMMARY
Cash flow from operations for the first three months of 2017 increased 26%, or $38 million, to $182 million compared to the prior year period, primarily driven by operational improvement, partially offset by $31 million of cash restructuring charges.

Free cash flow, defined as cash flow from operations less capital expenditures, increased 38%, or $41 million, to $148 million for the first three months of 2017 compared to the prior year period, reflecting growth in cash flow from operations and a $3 million decrease in capital expenditures. A reconciliation of free cash flow to cash flow from operations can be found in “Reconciliation of Non-GAAP Measures - Organic Revenue and Free Cash Flow” on page 9 of this press release.

FIRST QUARTER REVENUE REVIEW
The first quarter revenue reviews provided below include supplemental information related to organic revenue, which is described in detail in “Reconciliation of Non-GAAP Measures - Organic Revenue and Free Cash Flow” on page 9 of this press release. A description of the businesses included in each of the revenue lines below is included in the Appendix of the earnings conference call presentation slides.

	Three Months Ended
(millions)	March 31, 2017	March 31, 2016	% Change	Less: Currency Impact	Less: Fiduciary Investment Income (2)	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth
Revenue
Commercial Risk Solutions	$984	$961	2%	(2)%	—%	2%	2%
Reinsurance Solutions	371	371	—	(1)	—	(1)	2
Retirement Solutions	386	395	(2)	(4)	—	(1)	3
Health Solutions	372	292	27	(2)	—	15	14
Data & Analytic Services	268	259	3	(1)	—	(1)	5
Elimination	—	(2)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,381	$2,276	5%	(2)%	—%	3%	4%

Total organic revenue increased 4% compared to the prior year period primarily driven by strong growth in Health Solutions and Data & Analytic Services.

Commercial Risk Solutions organic revenue increased 2% compared to the prior year period driven by solid growth across the U.S., EMEA, Asia, and Pacific regions, partially offset by a decline in Latin America.

Reinsurance Solutions organic revenue increased 2% compared to the prior year period driven by growth across every product line, including treaty, facultative, and capital markets, partially offset by a modest unfavorable market impact globally.

Retirement Solutions organic revenue increased 3% compared to the prior year period driven by continued growth in investment consulting, primarily for delegated investment management, as well as growth in talent, primarily for compensation and engagement services.

Health Solutions organic revenue increased 14% compared to the prior year period driven by solid growth globally in health & benefits brokerage, including double-digit growth across Asia and EMEA, as well as double-digit growth in health care exchanges driven by follow-on enrollments on the retiree exchange and certain project-related work.

Data & Analytic Services organic revenue increased 5% compared to the prior year period driven by strong growth across Affinity, with particular strength in the U.S. across all product lines.

 FIRST QUARTER EXPENSE REVIEW

	Three Months Ended
(millions, except per share data)	March 31, 2017	March 31, 2016	$ Change	% Change
Expenses
Compensation and benefits	$1,461	$1,345	$116	9%
Information technology	88	83	5	6
Premises	84	82	2	2
Depreciation of fixed assets	54	38	16	42
Amortization of intangible assets	43	37	6	16
Other general expenses	308	271	37	14
Total operating expenses	$2,038	$1,856	$182	10%

Compensation and benefits expense increased 9%, or $116 million, compared to the prior year period due primarily to $103 million of restructuring costs, a $38 million increase in operating expenses related to acquisitions, net of divestitures, and an increase in expense associated with 4% organic revenue growth, partially offset by a $29 million favorable impact from currency translation, a $12 million decrease in expense related to certain hedging programs resulting from actions undertaken in consideration of reduced ongoing transactional exposure to the Indian Rupee, and $6 million of savings related to restructuring activities and operational initiatives.

Information technology expense increased 6%, or $5 million, compared to the prior year period due primarily to $3 million of restructuring costs, as well as other infrastructure investments, partially offset by $5 million of savings related to restructuring activities and operational initiatives.

Premises expense increased 2%, or $2 million, compared to the prior year period due primarily to $3 million of restructuring costs.

Depreciation of fixed assets expense increased 42%, or $16 million, compared to the prior year period primarily due to $13 million restructuring costs related to of fixed asset write-offs.

Amortization of intangible assets expense increased 16%, or $6 million, compared to the prior year period primarily due to an increase in intangible asset amortization from previous acquisitions.

Other general expenses increased 14%, or $37 million, compared to the prior year period due primarily to $22 million of restructuring costs and a $13 million increase in operating expenses related to acquisitions, net of divestitures.

FIRST QUARTER INCOME SUMMARY
Certain noteworthy items impacted operating income and operating margins in the first quarters of 2017 and 2016. The first quarter information provided below includes supplemental information related to adjusted operating income and adjusted operating margin, which is described in detail in “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 10 of this press release.

	Three Months Ended
(millions)	March 31, 2017	March 31, 2016	% Change
Revenue	$2,381	$2,276	5%
Expenses	2,038	1,856	10
Operating income	$343	$420	(18)%
Operating margin	14.4%	18.5%
Operating income - adjusted	$530	$457	16%
Operating margin - adjusted	22.3%	20.1%

Operating income decreased $77 million, or 18%, compared to the prior year period. Adjusting for certain items detailed on page 10 of this press release, operating income increased 16%, or $73 million, and operating margin increased 220 basis points to 22.3%, each compared to the prior year period. The increase in adjusted operating margin was primarily driven by strong organic revenue growth, return on investments across the portfolio, and $11 million of savings related to restructuring activities and operational initiatives, as well as $12 million, or +50 basis points, favorable impact from reduced expenses related to certain hedging programs, and a +30 basis point favorable impact from foreign currency translation.

	Three Months Ended
(millions)	March 31, 2017	March 31, 2016	% Change
Operating income	$343	$420	(18)%
Interest income	2	2	—
Interest expense	(70)	(69)	1
Other income (expense)	(10)	18	(156)
Income from continuing operations before income taxes	$265	$371	(29)%

Interest income was flat at $2 million compared to the prior year period. Interest expense increased $1 million to $70 million compared to the prior year period driven by a modest increase in total debt outstanding. Other expense of $10 million primarily includes losses related to the unfavorable impact of exchange rates on the remeasurement of assets and liabilities in non-functional currencies. Other income of $18 million in the prior year period primarily includes gains related to the favorable impact of exchange rates on the remeasurement of assets and liabilities in non-functional currencies.

DISCONTINUED OPERATIONS
Net income from discontinued operations was $40 million, or $0.15 per share, compared to $25 million, or $0.09 per share, in the prior year period. Net income per share from discontinued operations, adjusted for certain items, was $48 million, or $0.18 per share, similar to the prior year period. Certain items that impacted first quarter results and comparisons with the prior year period are detailed in “Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings per Share” on page 10 of this press release.

Conference Call, Presentation Slides and Webcast Details
The Company will host a conference call on Tuesday, May 9, 2017 at 7:30 a.m., central time. Interested parties can listen to the conference call via a live audio webcast and view the presentation slides at www.aon.com.

 About Aon
Aon plc (NYSE:AON) Aon is a leading global professional services firm providing a broad range of risk, retirement and health solutions. Our 50,000 colleagues in 120 countries empower results for clients by using proprietary data and analytics to deliver insights that reduce volatility and improve performance.

Safe Harbor Statement
This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, growth in commissions and fees, changes to the composition or level of our revenues, cash flow and liquidity, expected tax rates, business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes, are forward-looking statements. Also, when we use the words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “probably”, “potential”, “looking forward”, or similar expressions, we are making forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward looking statements:  general economic and political conditions in different countries in which Aon does business around the world; changes in the competitive environment; fluctuations in exchange and interest rates, including negative yields in some jurisdictions, that could influence revenue and expense; changes in global equity and fixed income markets that could affect the return on invested assets; changes in the funding status of Aon’s various defined benefit pension plans and the impact of any increased pension funding resulting from those changes; the level of Aon’s debt limiting financial flexibility; rating agency actions that could affect Aon’s ability to borrow funds; the effect of the change in global headquarters and jurisdiction of incorporation, including differences in the anticipated benefits; changes in estimates or assumptions on our financial statements; limits on Aon’s subsidiaries to make dividend and other payments to Aon; the impact of lawsuits and other contingent liabilities and loss contingencies arising from errors and omissions and other claims against Aon; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon operates, particularly given the global scope of Aon’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon does business; the impact of any investigations brought by regulatory authorities in the U.S., U.K. and other countries; the impact of any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes; failure to protect intellectual property rights or allegations that we infringe on the intellectual property rights of others; the effects of English law on our operating flexibility and the enforcement of judgments against Aon; the failure to retain and attract qualified personnel; international risks associated with Aon’s global operations; the effect of natural or man-made disasters; the potential of a system or network breach or disruption resulting in operational interruption or improper disclosure of personal data; Aon’s ability to develop and implement new technology; damage to our reputation among clients, markets or third parties; the actions taken by third parties that preform aspects of our business operations and client services; the extent to which Aon manages risks associated with the various services, including fiduciary and investments and other advisory services and business process outsourcing services, among others, that Aon provides or will provide to clients; Aon’s ability to grow, develop and integrate companies or new lines of business that it acquires; changes in commercial property and casualty markets, commercial premium rates or methods of compensation; changes in the health care system or our relationships with insurance carriers; and Aon’s ability to implement initiatives intended to yield cost savings, and the ability to achieve those cost savings.

Any or all of Aon’s forward-looking statements may turn out to be inaccurate, and there are no guarantees about Aon’s performance.  The factors identified above are not exhaustive.  Aon and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently.  Further information concerning Aon and its businesses, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s filings with the SEC. See Aon’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 for a further discussion of these and other risks and uncertainties applicable to Aon’s businesses. These factors may be revised or supplemented in subsequent reports.  Aon is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement that it may make from time to time, whether as a result of new information, future events or otherwise.

Explanation of Non-GAAP Measures
This communication includes supplemental information related to organic revenue, free cash flow, adjusted operating margin, and adjusted earnings per share that exclude the effects of intangible asset amortization, capital expenditures, and certain other noteworthy items that affected results for the comparable periods.  Organic revenue includes the impact of intersegment and intrasegment activity and excludes the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, fiduciary investment income, and reimbursable expenses. The impact of foreign exchange is determined by translating last year’s revenue, expense or net income at this year’s foreign exchange rates.  Reconciliations are provided in the attached appendices.  Supplemental organic revenue information and additional measures that exclude the effects of certain items noted above that do not affect net income or any other GAAP reported amounts.  Free cash flow is cash flow from operating activity less capital expenditures. Management believes that these measures are important to make meaningful period-to-period comparisons and that this supplemental information is helpful to investors.  They should be viewed in addition to, not in lieu of, the Company’s Consolidated Financial Statements.  Industry peers provide similar supplemental information regarding their performance, although they may not make identical adjustments.

#

Investor Contact:	Media Contact:
Scott Malchow	Donna Mirandola
Senior Vice President, Investor Relations	Senior Director, External Communications - Americas
+44 (0) 20 7086 0100	312-381-1532

Aon plc
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
(millions, except per share data)	March 31, 2017	March 31, 2016	% Change
Revenue
Total revenue	2,381	2,276	5%
Expenses
Compensation and benefits	1,461	1,345	9%
Information technology	88	83	6%
Premises	84	82	2%
Depreciation of fixed assets	54	38	42%
Amortization of intangible assets	43	37	16%
Other general expenses	308	271	14%
Total operating expenses	2,038	1,856	10%
Operating income	343	420	(18)%
Interest income	2	2	—%
Interest expense	(70)	(69)	1%
Other income (expense)	(10)	18	(156)%
Income from continuing operations before income taxes	265	371	(29)%
Income taxes (1)	—	59	(100)%
Income from continuing operations	265	312	(15)%
Income from discontinued operations, net of tax	40	25	60%
Net income	305	337	(9)%
Less: Net income attributable to noncontrolling interests	14	12	17%
Net income attributable to Aon shareholders	$291	$325	(10)%

Basic net income per share attributable to Aon shareholders
Continuing operations	$0.95	$1.11	(14)%
Discontinued operations (2)	$0.15	$0.09	67%
Net income	$1.10	$1.20	(8)%
Diluted net income per share attributable to Aon shareholders
Continuing operations	$0.94	$1.10	(15)%
Discontinued operations (2)	$0.15	$0.09	67%
Net income	$1.09	$1.19	(8)%
Weighted average ordinary shares outstanding - basic	264.8	271.7	(3)%
Weighted average ordinary shares outstanding - diluted	267.0	273.7	(2)%

(1)	The effective tax rate was 0.1% and 15.9% for the three months ended March 31, 2017 and 2016, respectively.

(2)
Upon triggering held for sale criteria on February 9, 2017, Aon ceased depreciating and amortizing all long-lived assets included in discontinued operations. Specifically, included within Total operating expenses was $8 million and $18 million, respectively, of depreciation of fixed assets and $11 million and $30 million, respectively, of intangible asset amortization for the three months ended March 31, 2017 and 2016.

Aon plc
Reconciliation of Non-GAAP Measures - Organic Revenue Growth and Free Cash Flow (Unaudited)

Organic Revenue Growth From Continuing Operations (Unaudited)

	Three Months Ended
(millions)	March 31, 2017	March 31, 2016	% Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income (2)	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (3)
Revenue
Commercial Risk Solutions	$984	$961	2%	(2)%	—%	2%	2%
Reinsurance Solutions	371	371	—	(1)	—	(1)	2
Retirement Solutions	386	395	(2)	(4)	—	(1)	3
Health Solutions	372	292	27	(2)	—	15	14
Data & Analytic Services	268	259	3	(1)	—	(1)	5
Elimination	—	(2)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,381	$2,276	5%	(2)%	—%	3%	4%

 Free Cash Flow from Continuing Operations (Unaudited)

	Three Months Ended
(millions)	March 31, 2017	March 31, 2016	Percent Change
Cash Provided By Continuing Operating Activities	$182	$144	26%
Capital Expenditures for Continuing Operations	(34)	(37)	(8)
Free Cash Flow for Continuing Operations (4)	$148	$107	38%

(1)	Currency impact is determined by translating last year’s revenue at this year’s foreign exchange rates.

(2)	Fiduciary Investment Income for the three months ended March 31, 2017 and 2016, respectively, was $6 million and $5 million.

(3)
Organic revenue growth includes the impact of intercompany activity and excludes the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, fiduciary investment income, and reimbursable expenses.

(4)
Free cash flow is defined as cash flow from operations less capital expenditures. This non-GAAP measure does not imply or represent a precise calculation of residual cash flow available for discretionary expenditures.

Aon plc
Reconciliation of Non-GAAP Measures - Operating Income from Continuing Operations and Diluted Earnings Per Share (Unaudited) (1)

	Three Months Ended
(millions, except percentage data)	March 31, 2017	March 31, 2016	Percent Change
Revenue from continuing operations	$2,381	$2,276	5%

Operating income from continuing operations - as reported	$343	$420	(18)%
Amortization of intangible assets	43	37	16%
Restructuring	144	—	100%
Operating income from continuing operations - as adjusted	$530	$457	16%

Operating margin from continuing operations - as reported	14.4%	18.5%
Operating margin from continuing operations - as adjusted	22.3%	20.1%

	Three Months Ended
(millions, except per share data)	March 31, 2017	March 31, 2016	Percent Change
Operating income from continuing operations - as adjusted	$530	$457	16%
Interest income	2	2	—%
Interest expense	(70)	(69)	1%
Other income (expense)	(10)	18	(156)%

Income before income taxes from continuing operations - as adjusted	452	408	11%
Income taxes (2)	50	64	(22)%
Income from continuing operations - as adjusted	402	344	17%
Adjusted income from discontinued operations, net of tax (3)	48	48	—%
Net income - as adjusted	450	392	15%
Less: Net income attributable to noncontrolling interests	14	12	17%
Net income attributable to Aon shareholders - as adjusted	$436	$380	15%

Diluted earnings per share attributable to Aon shareholders
Continuing operations - as adjusted	$1.45	$1.21	20%
Discontinued operations - as adjusted	$0.18	$0.18	—%
Net income - as adjusted	$1.63	$1.39	17%

Weighted average ordinary shares outstanding - diluted	267.0	273.7

(1)	Certain noteworthy items impacting operating income in 2017 and 2016 are described in this schedule. The items shown with the caption “as adjusted” are non-GAAP measures.

(2)
The effective tax rates used in the U.S. GAAP financial statements for continuing operations were 0.1% and 15.9% for the three months ended March 31, 2017 and 2016, respectively. After adjusting to exclude the applicable tax impact associated with restructuring, anticipated non-cash pension settlements in the fourth quarter, and amortization, the adjusted effective tax rates for continuing operations were 11.1% and 15.7% for the three months ended March 31, 2017 and 2016, respectively.

(3)
Adjusted income from discontinued operations, net of tax, excludes intangible asset amortization on discontinued operations of $11 million and $30 million, respectively, for the three months ended March 31, 2017 and 2016. The effective tax rates used in the U.S. GAAP financial statements for discontinued operation were 29.8% and 41.9% for the three months ended March 31, 2017 and 2016, respectively. After adjusting to exclude the applicable tax impact associated with amortization, the adjusted effective tax rates for discontinued operations were 29.4% and 34.2% for the three months ended March 31, 2017 and 2016, respectively.

Aon plc
Condensed Consolidated Statements of Financial Position (Unaudited)

	As of
(millions)	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$433	$426
Short-term investments	200	290
Receivables, net	2,103	2,106
Fiduciary assets (1)	9,162	8,959
Other current assets	309	247
Current assets of discontinued operations	3,186	1,118
Total Current Assets	15,393	13,146
Goodwill	7,544	7,410
Intangible assets, net	1,886	1,890
Fixed assets, net	536	550
Deferred tax assets	351	325
Prepaid pension	893	858
Other non-current assets	379	360
Non-current assets of discontinued operations	—	2,076
TOTAL ASSETS	$26,982	$26,615

LIABILITIES AND EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,332	$1,604
Short-term debt and current portion of long-term debt	667	336
Fiduciary liabilities	9,162	8,959
Other current liabilities	773	656
Current liabilities of discontinued operations	1,036	940
Total Current Liabilities	12,970	12,495
Long-term debt	5,610	5,869
Deferred tax liabilities	112	101
Pension, other postretirement and postemployment liabilities	1,731	1,760
Other non-current liabilities	733	719
Non-current liabilities of discontinued operations	—	139
TOTAL LIABILITIES	21,156	21,083

EQUITY
Ordinary shares - $0.01 nominal value	3	3
Additional paid-in capital	5,567	5,577
Retained earnings	3,934	3,807
Accumulated other comprehensive loss	(3,750)	(3,912)
TOTAL AON SHAREHOLDERS' EQUITY	5,754	5,475
Noncontrolling interests	72	57
TOTAL EQUITY	5,826	5,532
TOTAL LIABILITIES AND EQUITY	$26,982	$26,615

(1)	Includes cash and short-term investments of $3,691 million and $3,290 million for the periods ended March 31, 2017 and December 31, 2016, respectively.

Aon plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
(millions)	March 31, 2017	March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$305	$337
Less: Income from discontinued operations, net of income taxes	40	25
Adjustments to reconcile net income to cash provided by operating activities:
Loss (gain) from sales of businesses and investments, net	2	(35)
Depreciation of fixed assets	54	38
Amortization of intangible assets	43	37
Share-based compensation expense	78	79
Deferred income taxes	(2)	23
Change in assets and liabilities:
Fiduciary receivables	337	399
Short-term investments — funds held on behalf of clients	(330)	(242)
Fiduciary liabilities	(7)	(157)
Receivables, net	38	33
Accounts payable and accrued liabilities	(390)	(307)
Restructuring reserves	99	—
Current income taxes	(56)	(45)
Pension, other postretirement and other postemployment liabilities	(41)	(50)
Other assets and liabilities	92	59
Net cash provided by operating activities - continuing operations	182	144
Net cash provided by operating activities - discontinued operations	58	129
CASH PROVIDED BY OPERATING ACTIVITIES	240	273

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from investments	25	13
Purchases of investments	(9)	(14)
Net sale (purchases) of short-term investments — non-fiduciary	94	(227)
Acquisition of businesses, net of cash acquired	(46)	(16)
Sale of businesses, net of cash sold	(2)	97
Capital expenditures	(34)	(37)
Net cash provided by (used for) investing activities - continuing operations	28	(184)
Net cash used for investing activities - discontinued operations	(15)	(15)
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	13	(199)

CASH FLOWS FROM FINANCING ACTIVITIES
Share repurchase	(126)	(685)
Issuance of shares for employee benefit plans	(85)	(65)
Issuance of debt	992	1,045
Repayment of debt	(950)	(175)
Cash dividends to shareholders	(87)	(82)
Noncontrolling interests and other financing activities	(2)	(42)
Net cash provided by financing activities - continuing operations	(258)	(4)
Net cash provided by financing activities - discontinued operations	—	—
CASH USED FOR FINANCING ACTIVITIES	(258)	(4)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	25	11
NET INCREASE IN CASH AND CASH EQUIVALENTS	20	81
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	431	384
CASH AND CASH EQUIVALENTS AT END OF PERIOD (1)	$451	$465

(1)	Includes $18 million and $3 million of discontinued operations at March 31, 2017 and March 31, 2016, respectively.

Aon plc
Restructuring Plan (Unaudited) (1)

	Actuals First Quarter 2017	Estimated Remaining Costs	Estimated Total Cost (2)
Workforce reduction	$103	$104	$207
IT rationalization	3	143	146
Lease consolidation	3	173	176
Asset impairments	13	27	40
Other costs associated with restructuring (3)	22	159	181
Total restructuring and related expenses	144	606	750

(1)
In the Condensed Consolidated Statements of Income, workforce reductions are included in “Compensation and benefits,” IT rationalization is included in “Information technology,” lease consolidations are included in “Premises,” asset impairments are included in “Depreciation of fixed assets,” and other costs associated with restructuring are included in “Other general expenses” depending on the nature of the expense.

(2)
Actual costs, when incurred, may vary due to changes in the assumptions built into this plan.  Significant assumptions that may change when plans are finalized and implemented include, but are not limited to, changes in severance calculations, changes in the assumptions underlying sublease loss calculations due to changing market conditions, and changes in the overall analysis that might cause the Company to add or cancel component initiatives.

(3)
Other costs associated with the Restructuring Plan, including costs to separate the Divested Business, as well as moving costs, consulting and legal fees. These costs are generally recognized when incurred.

Aon plc
Historical Revenue and Organic Revenue Reconciliation (Unaudited)

	Three Months Ended
(millions)	Mar 31, 2014	Mar 31, 2013	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,107	$1,136	(3)%	(1)%	—%	(3)%	1%
Reinsurance Solutions	410	403	2%	(1)%	—%	—%	3%
Retirement Solutions	455	434	5%	1%	—%	1%	3%
Health Solutions	260	236	10%	(1)%	—%	7%	4%
Data & Analytic Services	241	224	8%	(1)%	—%	(1)%	10%
Elimination	(6)	(7)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,467	$2,426	2%	(1)%	—%	—%	3%

	Three Months Ended
(millions)	Jun 30, 2014	Jun 30, 2013	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,135	$1,150	(1)%	—%	—%	(2)%	1%
Reinsurance Solutions	361	379	(5)%	—%	—%	(1)%	(4)%
Retirement Solutions	461	441	5%	2%	—%	—%	3%
Health Solutions	249	224	11%	1%	—%	5%	5%
Data & Analytic Services	241	230	5%	1%	—%	(1)%	5%
Elimination	(3)	(3)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,444	$2,421	1%	—%	—%	—%	1%

	Three Months Ended
(millions)	Sep 30, 2014	Sep 30, 2013	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$998	$1,025	(3)%	—%	—%	(3)%	—%
Reinsurance Solutions	373	390	(4)%	—%	—%	1%	(5)%
Retirement Solutions	517	451	15%	2%	—%	—%	13%
Health Solutions	221	193	15%	—%	—%	9%	6%
Data & Analytic Services	256	223	15%	1%	—%	8%	6%
Elimination	(4)	(4)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,361	$2,278	4%	—%	—%	1%	3%

	Three Months Ended
(millions)	Dec 31, 2014	Dec 31, 2013	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,138	$1,188	(4)%	(5)%	—%	(1)%	2%
Reinsurance Solutions	335	340	(1)%	(4)%	—%	—%	3%
Retirement Solutions	512	505	1%	(2)%	—%	(1)%	4%
Health Solutions	376	283	33%	(3)%	—%	7%	29%
Data & Analytic Services	264	233	13%	(3)%	—%	10%	6%
Elimination	(5)	(4)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,620	$2,545	3%	(4)%	—%	1%	6%

	Twelve Months Ended
(millions)	Dec 31, 2014	Dec 31, 2013	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$4,378	$4,499	(3)%	(2)%	—%	(2)%	1%
Reinsurance Solutions	1,479	1,512	(2)%	(1)%	—%	—%	(1)%
Retirement Solutions	1,945	1,831	6%	1%	—%	(1)%	6%
Health Solutions	1,106	936	18%	(1)%	—%	7%	12%
Data & Analytic Services	1,002	910	10%	(1)%	—%	4%	7%
Elimination	(18)	(18)	N/A	N/A	N/A	N/A	N/A
Total revenue	$9,892	$9,670	2%	(1)%	—%	—%	3%

(1)	Currency impact is determined by translating last year’s revenue at this year’s foreign exchange rates.

(2)
Organic revenue growth includes the impact of intrasegment elimination activity and excludes the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, fiduciary investment income, and reimbursable expenses.

	Three Months Ended
(millions)	Mar 31, 2015	Mar 31, 2014	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,014	$1,107	(8)%	(9)%	—%	(2)%	3%
Reinsurance Solutions	377	410	(8)%	(6)%	—%	—%	(2)%
Retirement Solutions	438	455	(4)%	(6)%	—%	—%	2%
Health Solutions	283	260	9%	(8)%	—%	7%	10%
Data & Analytic Services	254	241	5%	(7)%	—%	10%	2%
Elimination	(8)	(6)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,358	$2,467	(4)%	(8)%	—%	1%	3%

	Three Months Ended
(millions)	Jun 30, 2015	Jun 30, 2014	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,027	$1,135	(10)%	(9)%	—%	(3)%	2%
Reinsurance Solutions	329	361	(9)%	(7)%	—%	—%	(2)%
Retirement Solutions	450	461	(2)%	(6)%	—%	2%	2%
Health Solutions	252	249	1%	(7)%	—%	5%	3%
Data & Analytic Services	258	241	7%	(7)%	—%	12%	2%
Elimination	—	(3)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,316	$2,444	(5)%	(8)%	—%	1%	2%

	Three Months Ended
(millions)	Sep 30, 2015	Sep 30, 2014	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$883	$998	(12)%	(10)%	—%	(2)%	—%
Reinsurance Solutions	329	373	(12)%	(7)%	—%	—%	(5)%
Retirement Solutions	509	517	(2)%	(6)%	—%	—%	4%
Health Solutions	233	221	5%	(7)%	—%	1%	11%
Data & Analytic Services	254	256	(1)%	(6)%	—%	1%	4%
Elimination	(2)	(4)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,206	$2,361	(7)%	(8)%	—%	(1)%	2%

	Three Months Ended
(millions)	Dec 31, 2015	Dec 31, 2014	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,105	$1,138	(3)%	(8)%	—%	(2)%	7%
Reinsurance Solutions	323	335	(4)%	(5)%	—%	—%	1%
Retirement Solutions	519	512	1%	(5)%	—%	—%	6%
Health Solutions	399	376	6%	(4)%	—%	3%	7%
Data & Analytic Services	255	264	(3)%	(5)%	—%	—%	2%
Elimination	(1)	(5)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,600	$2,620	(1)%	(6)%	—%	(1)%	6%

	Twelve Months Ended
(millions)	Dec 31, 2015	Dec 31, 2014	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$4,029	$4,378	(8)%	(9)%	—%	(2)%	3%
Reinsurance Solutions	1,358	1,479	(8)%	(6)%	—%	—%	(2)%
Retirement Solutions	1,916	1,945	(1)%	(6)%	—%	2%	3%
Health Solutions	1,167	1,106	6%	(6)%	—%	4%	8%
Data & Analytic Services	1,021	1,002	2%	(6)%	—%	6%	2%
Elimination	(11)	(18)	N/A	N/A	N/A	N/A	N/A
Total revenue	$9,480	$9,892	(4)%	(7)%	—%	—%	3%

(1)	Currency impact is determined by translating last year’s revenue at this year’s foreign exchange rates.

(2)
Organic revenue growth includes the impact of intrasegment elimination activity and excludes the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, fiduciary investment income, and reimbursable expenses.

	Three Months Ended
(millions)	Mar 31, 2016	Mar 31, 2015	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$961	$1,014	(5)%	(5)%	—%	(3)%	3%
Reinsurance Solutions	371	377	(2)%	(2)%	—%	—%	—%
Retirement Solutions	395	438	(10)%	(4)%	—%	(8)%	2%
Health Solutions	292	283	3%	(4)%	—%	6%	1%
Data & Analytic Services	259	254	2%	(3)%	—%	—%	5%
Elimination	(2)	(8)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,276	$2,358	(3)%	(4)%	—%	(1)%	2%

	Three Months Ended
(millions)	Jun 30, 2016	Jun 30, 2015	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$990	$1,027	(4)%	(3)%	—%	(3)%	2%
Reinsurance Solutions	332	329	1%	—%	—%	1%	—%
Retirement Solutions	405	450	(10)%	(3)%	—%	(10)%	3%
Health Solutions	281	252	12%	(3)%	—%	8%	7%
Data & Analytic Services	275	258	7%	(1)%	—%	—%	8%
Elimination	(1)	—	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,282	$2,316	(1)%	(2)%	—%	(2)%	3%

	Three Months Ended
(millions)	Sep 30, 2016	Sep 30, 2015	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$884	$883	—%	(2)%	—%	(2)%	4%
Reinsurance Solutions	329	329	—%	(1)%	—%	1%	—%
Retirement Solutions	466	509	(8)%	(4)%	—%	(8)%	4%
Health Solutions	265	233	14%	(3)%	—%	10%	7%
Data & Analytic Services	260	254	2%	(1)%	—%	(2)%	5%
Elimination	(3)	(2)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,201	$2,206	—%	(2)%	—%	(2)%	4%

	Three Months Ended
(millions)	Dec 31, 2016	Dec 31, 2015	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$1,094	$1,105	(1)%	(2)%	—%	1%	—%
Reinsurance Solutions	329	323	2%	—%	—%	1%	1%
Retirement Solutions	441	519	(15)%	(5)%	—%	(8)%	(2)%
Health Solutions	532	399	33%	(2)%	—%	5%	30%
Data & Analytic Services	256	255	—%	(2)%	—%	(2)%	4%
Elimination	(2)	(1)	N/A	N/A	N/A	N/A	N/A
Total revenue	$2,650	$2,600	2%	(2)%	—%	(1)%	5%

	Twelve Months Ended
(millions)	Dec 31, 2016	Dec 31, 2015	Percent Change	Less: Currency Impact (1)	Less: Fiduciary Investment Income	Less: Acquisitions, Divestitures & Other	Organic Revenue Growth (2)
Commercial Risk Solutions	$3,929	$4,029	(2)%	(3)%	—%	(1)%	2%
Reinsurance Solutions	1,361	1,358	—%	(1)%	—%	—%	1%
Retirement Solutions	1,707	1,916	(11)%	(4)%	—%	(9)%	2%
Health Solutions	1,370	1,167	17%	(3)%	—%	7%	13%
Data & Analytic Services	1,050	1,021	3%	(2)%	—%	(1)%	6%
Elimination	(8)	(11)	N/A	N/A	N/A	N/A	N/A
Total revenue	$9,409	$9,480	(1)%	(3)%	—%	(2)%	4%

(1)	Currency impact is determined by translating last year’s revenue at this year’s foreign exchange rates.

(2)
Organic revenue growth includes the impact of intrasegment elimination activity and excludes the impact of foreign exchange rate changes, acquisitions, divestitures, transfers between business units, fiduciary investment income, and reimbursable expenses.

Aon plc
Historical Reconciliation of Non-GAAP Measures - Operating Income and Diluted Earnings Per Share (Unaudited) (1)

	Full Year 2014 (2)	Three Months Ended (3)				Full Year 2015 (4)	Three Months Ended (5)				Full Year 2016 (5)
(millions, except per share data)		Mar 31, 2015	Jun 30, 2015	Sep 30, 2015	Dec 31, 2015		Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016
Revenue
Commercial Risk Solutions	$4,378	$1,014	$1,027	$883	$1,105	$4,029	$961	$990	$884	$1,094	$3,929
Reinsurance Solutions	1,479	377	329	329	323	1,358	371	332	329	329	1,361
Retirement Solutions	1,945	438	450	509	519	1,916	395	405	466	441	1,707
Health Solutions	1,106	283	252	233	399	1,167	292	281	265	532	1,370
Data & Analytic Services	1,002	254	258	254	255	1,021	259	275	260	256	1,050
Elimination	(18)	(8)	—	(2)	(1)	(11)	(2)	(1)	(3)	(2)	(8)
Total revenue	$9,892	$2,358	$2,316	$2,206	$2,600	$9,480	$2,276	$2,282	$2,201	$2,650	$9,409
Expenses
Compensation and benefits	5,780	1,384	1,353	1,332	1,536	5,605	1,345	1,396	1,300	1,646	5,687
Information technology	430	92	85	92	99	368	83	89	93	100	365
Premises	399	97	90	79	88	354	82	85	84	84	335
Depreciation of fixed assets	179	39	43	39	43	164	38	41	39	44	162
Amortization of intangible assets	194	45	44	42	42	173	37	38	42	40	157
Other general expenses	1,148	267	441	262	259	1,229	271	246	275	273	1,065
Total operating expenses	8,130	1,924	2,056	1,846	2,067	7,893	1,856	1,895	1,833	2,187	7,771
Operating income - as reported	1,762	434	260	360	533	1,587	420	387	368	463	1,638
Amortization of intangible assets	194	45	44	42	42	173	37	38	42	40	157
Legacy litigation	35	—	176	—	—	176	—	—	—	—	—
Pension settlements	—	—	—	—	—	—	—	62	—	158	220
Transaction costs	—	—	—	—	—	—	—	—	—	15	15
Operating income - as adjusted	1,991	479	480	402	575	1,936	457	487	410	676	2,030
Operating margin from continuing operations - as adjusted	20.1%	20.3%	20.7%	18.2%	22.1%	20.4%	20.1%	21.3%	18.6%	25.5%	21.6%
Interest income	10	3	4	3	4	14	2	3	1	3	9
Interest expense	(255)	(65)	(68)	(72)	(68)	(273)	(69)	(73)	(70)	(70)	(282)
Other income (expense)	42	42	1	8	49	100	18	(1)	10	9	36
Income before income taxes - as adjusted	1,788	459	417	341	560	1,777	408	416	351	618	1,793
Income taxes	284	N/A	N/A	N/A	N/A	264	64	62	50	74	250
Income from continuing operations - as adjusted	1,504	N/A	N/A	N/A	N/A	1,513	344	354	301	544	1,543
Less: Net income attributable to noncontrolling interests	34	N/A	N/A	N/A	N/A	37	12	8	7	7	34
Net income from continuing operations attributable to Aon shareholders - as adjusted	$1,470	N/A	N/A	N/A	N/A	$1,476	$332	$346	$294	$537	$1,509
Diluted earnings per share from continuing operations - as adjusted	$4.91	N/A	N/A	N/A	N/A	$5.20	$1.21	$1.28	$1.09	$2.00	$5.58
Weighted average ordinary shares outstanding - diluted	299.6	287.1	286.7	283.8	279.3	283.8	273.7	269.8	269.6	268.3	270.3

(1)	Certain noteworthy items impacting operating income in 2016, 2015, and 2014 are described in this schedule. The items shown with the caption “as adjusted” are non-GAAP measures.

(2)	The effective tax rate for continuing operations is 15.9% for the twelve months ended December 31, 2014. Adjusted items are taxed at the estimated annual effective tax rate.

(3)	The non-GAAP effective tax rate is not provided on a quarterly basis for 2015.

(4)
The effective tax rate used in the U.S. GAAP financial statements for continuing operations was 12.3% for the twelve months ended December 31, 2015. Adjusted items are generally taxed at the estimated annual effective tax rate, except for the applicable tax impact associated with legacy litigation which was adjusted at the related jurisdictional rate. The non-GAAP effective tax rate for continuing operations, adjusted for these non-GAAP items, was 14.9% for the twelve months ended December 31, 2015.

(5)
The effective tax rates used in the U.S. GAAP financial statements for continuing operations were 15.9%, 13.6%, 8.1%, and 5.2%, respectively, for the three months ended March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016, and 10.6% for the twelve months ended December 31, 2016. Adjusted items are generally taxed at the estimated annual effective tax rate, except for the applicable tax impact associated with non-cash pension settlements and transaction costs which are adjusted at the related jurisdictional rate. The non-GAAP effective tax rates for continuing operations, adjusted for these items, were 15.7%, 14.9%, 14.2%, and 12.0% for the three months ended March 31, 2016, June 30, 2016, September 30, 2016, and December 31, 2016, and 13.9% for the twelve months ended December 31, 2016.